                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                         [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                               Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                               autobytel.com inc
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------
                               autobytel.com inc.

                ------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON
                                  JULY 22, 1999
                ------------------------------------------------


TO OUR STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of autobytel.com inc., a Delaware corporation ("Autobytel.com"), will be held at 18872 MacArthur Boulevard, Fourth Floor, Irvine, California 92612-1400, on Thursday, July 22, 1999, at 10:30 a.m., Pacific Daylight Time, for the following purposes:

         1. To elect three Class I Directors;

         2. To ratify and approve Autobytel.com's independent public accountants for fiscal 1999;

         3. To ratify and approve an increase in the number of authorized shares of common stock of Autobytel.com from 50,000,000 shares to 200,000,000 shares; and

         4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

         The board of directors has fixed the close of business on June 1, 1999 as the record date for the determination of the holders of common stock entitled to notice of and to vote at the Annual Meeting.

         In lieu of an annual report for 1998, we are enclosing a copy of our final prospectus, dated March 26, 1999, relating to our initial public offering.

         A list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for a period of ten days prior to the Annual Meeting at the offices of Autobytel.com, 18872 MacArthur Boulevard, Irvine, California 92612-1400, and will also be available for examination at the Annual Meeting until its adjournment.

         YOUR ATTENTION IS DIRECTED TO THE ACCOMPANYING PROXY STATEMENT. WE INVITE ALL STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON EVEN IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY.

                              By Order of the Board of Directors


                              Mark W. Lorimer
                              President and Chief Executive Officer

Irvine, California
June 11, 1999

                                    IMPORTANT

         YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED TO AUTOBYTEL.COM'S TRANSFER AGENT AT U.S. STOCK TRANSFER, ATTENTION: MAIL CENTER, 1815 SOUTH BRAND BOULEVARD, UNIT B, GLENDALE, CALIFORNIA 91204, TO BE RECEIVED NO LATER THAN JULY 21, 1999. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO AUTOBYTEL.COM OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING IN YOUR PROXY PROMPTLY.

                                 PROXY STATEMENT

                               AUTOBYTEL.COM INC.
                            18872 MACARTHUR BOULEVARD
                          IRVINE, CALIFORNIA 92612-1400

                ------------------------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON
                                  JULY 22, 1999
                ------------------------------------------------

                     SOLICITATION AND REVOCATION OF PROXIES


               THE ENCLOSED PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF AUTOBYTEL.COM INC., A DELAWARE CORPORATION, FOR USE AT AUTOBYTEL.COM'S 1999 ANNUAL MEETING OF STOCKHOLDERS (THE "ANNUAL MEETING") TO BE HELD ON THURSDAY, JULY 22, 1999 AT 10:30 A.M., PACIFIC DAYLIGHT TIME, AT AUTOBYTEL.COM'S CORPORATE HEADQUARTERS AT 18872 MACARTHUR BOULEVARD, FOURTH FLOOR, IRVINE, CALIFORNIA 92612-1400, AND AT ANY AND ALL ADJOURNMENTS OR POSTPONEMENTS THEREOF, FOR THE PURPOSES SET FORTH IN THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF STOCKHOLDERS.

               In addition to solicitation by mail, officers, directors and regular employees of Autobytel.com, who will receive no additional compensation for their services, may solicit proxies by mail, telegraph, facsimile transmission or personal calls. All costs of solicitation will be borne by Autobytel.com. We have requested brokers and nominees who hold stock in their name to furnish this proxy material to their customers and Autobytel.com will reimburse such brokers and nominees for their related out-of-pocket expenses. This Proxy Statement of Autobytel.com is being mailed on or about June 11, 1999 to each stockholder of record as of the close of business on June 1, 1999.

                             VOTING AT THE MEETING

               Autobytel.com had 17,874,502 shares of common stock, par value $0.001 per share, outstanding as of June 1, 1999. Holders of record of shares of common stock at the close of business on June 1, 1999 will be entitled to notice of and to vote at the Annual Meeting and will be entitled to one vote for each such share so held of record.

               Any stockholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by delivering written notice of revocation to Autobytel.com at our principal office, 18872 MacArthur Boulevard, Irvine, California 92612-1400, Attention: Secretary, by a subsequent proxy executed by the person executing the prior proxy and presented at the meeting, or by attendance at the Annual Meeting and voting in person by the person executing the proxy. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy card by the stockholder or, if no instructions are indicated, will be voted FOR the slate of directors nominated herein, FOR the ratification and approval of Arthur Andersen LLP as Autobytel.com's independent public accountants and FOR the increase in Autobytel.com's capitalization as described herein, and as to any other matter that may properly be brought before the Annual Meeting, in accordance with the judgment of the proxy holder. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately. In determining whether a proposal has been approved, abstentions are counted as votes against a proposal and broker non-votes are not counted as votes for or against a proposal or as votes present and voting on a proposal.

                  NOMINATION AND ELECTION OF CLASS 1 DIRECTORS
                                  (PROPOSAL 1)

               The persons named in the enclosed proxy will vote to elect the three nominees named below under "Nominees for Class I Director" unless instructed otherwise in the proxy. The persons receiving the greatest number of votes, up to the number of directors to be elected, shall be the persons elected as the Class I Directors. Shares represented by proxies which are marked "withhold authority" will have the same effect as a vote against the nominees. The Class I Directors are to hold office until the 2002 Annual Meeting of Stockholders and until their respective successors are duly qualified and elected.

               The names and certain information concerning the persons nominated to be elected as Class I Directors by the board of directors at the Annual Meeting are set forth below. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES NAMED BELOW UNDER "NOMINEES FOR CLASS I DIRECTOR". It is intended that shares represented by the proxies will be voted FOR the election to the board of directors of the persons named below unless authority to vote for the nominees has been withheld in the proxy. Although the persons nominated have consented to serve as directors if elected, and the board of directors has no reason to believe that the nominees will be unable to serve as directors, if any nominee withdraws or otherwise becomes unavailable to serve, the persons named as proxies will vote for any substitute nominee designated by the board of directors. The following information regarding Autobytel.com's directors and executive officers, including nominees, is relevant to your consideration of the slate proposed by your board of directors:

DIRECTORS AND EXECUTIVE OFFICERS

        The current directors and executive officers of Autobytel.com are as follows:

       NAME                AGE                     POSITION
       ----                ---                     --------
Michael J. Fuchs.........   53   Chairman of the Board and Director
Mark W. Lorimer..........   40   Chief Executive Officer, President and Director
Robert S. Grimes.........   55   Executive Vice President and Director
Hoshi Printer............   57   Senior Vice President and Chief Financial Officer
Ann M. Delligatta........   52   Executive Vice President and Chief Operating Officer
Ariel Amir...............   39   Vice President, General Counsel and Secretary
Jeffrey H. Coats.........   41   Director
Mark N. Kaplan...........   69   Director
Kenneth J. Orton.........   47   Director
Peter Titz...............   46   Director
Richard A. Post..........   40   Director

        The board of directors is divided into three classes, with each class holding office for staggered three-year terms. The terms of Class I Directors Mark W. Lorimer, Richard A. Post and Peter Titz expire in 1999, the terms of Class II Directors Mark N. Kaplan and Kenneth J. Orton expire in 2000 and the terms of Class III Directors Jeffrey H. Coats, Michael J. Fuchs and Robert S. Grimes expire in 2001. All executive officers of Autobytel.com are chosen by the board of directors and serve at its discretion except that Mark W. Lorimer and Ann M. Delligatta each have employment agreements that have terms of employment of three years. There are no family relationships among Autobytel.com's officers and directors.

ATTENDANCE AT MEETINGS AND BOARD COMMITTEES

        During the fiscal year ended December 31, 1998, the board of directors held a total of 12 meetings. Each member of the board of directors attended more than 75% of the meetings of the Board and of the committees of which he was a member.

        The standing committees of the board of directors are the Compensation Committee and the Audit Committee. The board of directors has no nominating committee or committee performing a similar function.

        The Compensation Committee, which met on two occasions in 1998, is responsible for determining the compensation of executive officers and Autobytel.com's non-executive officer employee compensation structure. The Compensation Committee currently consists of Jeffrey H. Coats, Michael J. Fuchs and Kenneth J. Orton.

        The Audit Committee, which met on one occasion in 1998, is responsible for (i) reviewing Autobytel.com's financial results and the scope and results of audits; (ii) evaluating Autobytel.com's sys tem of internal controls and meeting with independent auditors and appropriate Company financial per sonnel concerning Autobytel.com's system of internal controls; (iii) recommending to the board of directors the appointment of the independent auditors; and (iv) evaluating Autobytel.com's financial reporting activities and the accounting standards and principles followed. The Audit Committee currently consists of Jeffrey H. Coats, Mark N. Kaplan and Richard A. Post.

NOMINEES FOR CLASS I DIRECTOR

        The following persons' names will be placed in nomination for election to the board of directors. The shares represented by the proxy cards returned will be voted FOR the election of these nominees unless you specify otherwise.

        Mark W. Lorimer has served as a director of Autobytel.com since June 1998. Mark W. Lorimer joined Autobytel.com in December 1996 as Vice President, General Counsel and Secretary, and was promoted to Executive Vice President and Chief Operating Officer in May 1997. In May 1998, Mr. Lorimer was promoted to President. He was elected a director and appointed Chief Executive Officer of Autobytel.com in June 1998. From January 1996 to November 1996, Mr. Lorimer was a partner and, from March 1989 to January 1996, was an associate with the law firm of Dewey Ballantine LLP. Mr. Lorimer is a member of the board of directors of IMC Mortgage Company. Mr. Lorimer holds a B.S. in Speech from Northwestern University and a J.D. from the Fordham University School of Law.

        Richard A. Post has served as a director of Autobytel.com since February 1999. Mr. Post is Executive Vice President and Chief Financial Officer of MediaOne Group, Inc. and President of MediaOne Capital Corp., a subsidiary of MediaOne Group, Inc. Mr. Post joined US WEST Financial Services in April 1988 as manager of Corporate Development and was promoted in 1990, first to Executive Director, and then to Vice President, responsible for all Capital Asset Group businesses. From June 1996 to January 1997, he was President of Corporate Development at US WEST, Inc. where he had responsibility for corporate development efforts at US WEST Communications, as well as US WEST, Inc. US WEST, Inc. has since split into two separate corporations, MediaOne Group, Inc. and US WEST. From December 1995 to June 1996, he served as Vice President of Corporate Development for US WEST Media Group, a division of the former US WEST, Inc. Mr. Post holds both a business administration degree and an M.B.A. from Delta State University. Mr. Post is a member of the board of directors of Financial Security Assurance Holdings, Inc., a financial guaranty company based in New York.

        Peter Titz has served as a director of Autobytel.com since January 1999. Mr. Titz is a manager of Metro International Dienstleistung Beteiligungs AG and Invision AG. Before joining Metro and Invision

AG in 1989, Mr. Titz was managing director of various institutions in the financial service sector including American Express in Frankfurt where he was responsible for the introduction of automatic teller machines and the installation of POS systems in Europe. Mr. Titz received a degree in engineering from the University of Aachen and a degree in economics from the University of Bonn. Mr. Titz is President of the board of directors of Aureus Private Equity AG and Deutsche Media AG and is a member of the board of directors of Teleclip AG.

OTHER DIRECTORS AND EXECUTIVE OFFICERS

        Michael J. Fuchs was elected as a director of Autobytel.com in September 1996 and became Chairman in June 1998. Mr. Fuchs was Chairman and Chief Executive Officer of Home Box Office, a Division of TimeWarner Entertainment Company, L.P., a leading pay-television company, from October 1984 until November 1995, and Chairman and Chief Executive Officer of Warner Music Group, a Division of Time Warner Inc., from May 1995 to November 1995. Mr. Fuchs holds a B.A. from Union College and a J.D. from the New York University School of Law. Mr. Fuchs is a member of the board of directors of IMAX Corp., Wink Communications, Inc. and Consolidated Cigar Holdings Inc.

        Robert S. Grimes has been a director of Autobytel.com since inception and has served as Executive Vice President since July 1996. Since September 1987, Mr. Grimes has been President of R.S. Grimes & Co., Inc., a private investment company. From April 1981 to March 1987, Mr. Grimes was a partner with the investment firm of Cowen & Company. Mr. Grimes holds a B.S. from the Wharton School of Commerce and Finance at the University of Pennsylvania and an L.L.B. from the University of Pennsylvania Law School. Mr. Grimes has served on the board of directors of Philips International Realty Corp., a New York Stock Exchange listed company, since April 1998.

        Hoshi Printer joined Autobytel.com in January 1999 as Senior Vice President and Chief Financial Officer. From June 1996 to December 1998, Mr. Printer served as Vice President, Finance and Administration, Chief Financial Officer and Secretary of Peerless Systems Corporation, a software technology company. From July 1995 to May 1996, Mr. Printer was Chief Financial Officer of Neuron Data Inc., a software technology company. From July 1994 to June 1995 Mr. Printer served as Chief Financial Officer of Soane Technologies Inc., a polymer technology company. From January 1990 to June 1994, Mr. Printer was Chief Financial Officer of Catalytica Inc., an environmental technology company. Mr. Printer also worked at Xerox Corporation for over 17 years as Vice President of Finance and in 1976 served as a consultant to the White House for the President's Reorganization project on cash management. Mr. Printer holds a B.E. in mechanical engineering and a B.E. in electrical engineering from Poona University in India, an M.S. in industrial engineering from Oklahoma State University and an M.B.A. from Stanford University.

        Ann M. Delligatta joined Autobytel.com in June 1997 as Senior Vice President and Chief Technology Officer and was promoted to Executive Vice President and Chief Operating Officer in July 1998. From September 1996 to June 1997, Ms. Delligatta was President and Chief Executive Officer of the Pharos Group, an information technology consulting organization. From January 1987 to September 1996, Ms. Delligatta held a number of managerial positions at TRW Inc.'s TRW Information Systems and Services Group, most recently as Vice President and General Manager/Information Technology Services. Ms. Delligatta attended Mount St. Mary's College and was named by McGraw-Hill Companies as one of the "Top 100 Women in Computing in 1996" in recognition of her success in the alignment of business and technology strategies.

        Ariel Amir joined Autobytel.com as Vice President and General Counsel in March 1999 and was elected Secretary in April 1999. Mr. Amir was Vice President of Security Capital U.S. Realty from February 1998 until March 1999, where he was responsible for mergers and acquisitions and relations with strategic investees. Mr. Amir was Vice President of Security Capital Group Incorporated, where he provided securities offering and corporate acquisitions services from June 1994 until January 1998. Prior to joining Security Capital Group, Mr. Amir was an attorney with the law firm of Weil, Gotshal & Manges in New York where he practiced securities and corporate law from September 1985 until April 1994. Mr. Amir received his law degree from Georgetown University Law Center, an M.S. in industrial administration from Carnegie-Mellon University Graduate School of Industrial Administration and an A.B. in Economics, with honors, from Washington University in St. Louis.

       Jeffrey H. Coats was elected a director of Autobytel.com in August 1996. Mr. Coats has served as Managing Director of GE Equity Capital Group, Inc., a wholly-owned subsidiary of General Electric Capital Corporation, a significant stockholder in us, since April 1996. He has also held various positions, most recently as Managing Director, of GE Capital Corporate Finance Group, Inc., a wholly-owned subsidiary of General Electric Capital Corporation, from June 1987 to April 1993. From March 1994 to April 1996, Mr. Coats served as President of Maverick Capital Equity Partners, LLC, and from April 1993 to January 1994, Mr. Coats was a partner with Veritas Capital, Inc., both of which are investment firms. Mr. Coats holds a B.B.A. in Finance from the University of Georgia and a Masters in International Management in Finance from the American Graduate School of International Management. Mr. Coats is a director and Chairman of the Board of The Hastings Group, Inc., a privately-held clothing retailer, which on October 23, 1995, filed a voluntary petition under Chapter 11 of the Bankruptcy Code and confirmed a plan of liquidation in late 1997. Mr. Coats became a director of The Hastings Group in connection with Maverick Capital Equity Partners' purchase of the assets of the predecessor of The Hastings Group in a previous bankruptcy proceeding. Maverick Capital Equity Partners was not able to make the business of The Hastings Group, Inc. profitable after it purchased the business in a previous bankruptcy proceeding and accordingly, The Hastings Group, Inc. filed for bankruptcy after Maverick Capital Equity Partners determined not to continue to fund its operating losses. Mr. Coats is a member of the board of directors of Wink Communications, Inc. and of Krause's Furniture, Inc., a publicly-held company.

        Mark N. Kaplan was elected as a director of Autobytel.com in June 1998. Mr. Kaplan has been a member of the law firm of Skadden, Arps, Slate, Meagher & Flom LLP from 1979 through 1998 and currently is of counsel at such firm. Mr. Kaplan serves on the board of directors of the following companies whose shares are publicly traded: American Biltrite, Inc., Congoleum Corporation, Inc., DRS Technologies, Inc., Grey Advertising, Inc., REFAC, and Volt Information Services, Inc. Mr. Kaplan holds an A.B. from Columbia College and a J.D. from Columbia Law School.

        Kenneth J. Orton was elected a director of Autobytel.com in June 1998. Mr. Orton is currently a director, and through February 1999 Mr. Orton was the President and Chief Executive Officer, of Preview Travel, Inc., which he joined in April 1994 as President and Chief Operating Officer. From September 1989 to March 1994, Mr. Orton was Vice President and General Manager of the San Francisco division of Epsilon, a database marketing firm and a wholly owned subsidiary of American Express Company. Prior to his employment with Epsilon, Mr. Orton was Vice President of MARC Inc., a market research and database marketing company, and Vice President of Sales and Marketing for Future Computing. Mr. Orton also serves as a director of ONSALE, Inc., a publicly-held company. Mr. Orton received a B.A. from California State University, Fullerton.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of the common stock as of May 15, 1999, by all persons known by Autobytel.com to own beneficially more than five percent (5%) of the common stock of Autobytel.com, each director, each of the persons named in the Summary Compensation Table in this Proxy Statement, the executive officers who joined Autobytel.com in 1999, and all directors and such executive officers of Autobytel.com as a group.

                                                            Shares Beneficially Owned
                                                            -------------------------
        5% STOCKHOLDERS:                                      Number        Percent
        ----------------                                     ---------      -------
Peter R. Ellis (1) .....................................     3,058,282       17.1%
            c/o Autobytel.com
            18872 MacArthur Boulevard
            Irvine, California 92612-1400
John C. Bedrosian (2) ..................................     2,750,695       15.4%
            c/o Autobytel.com
            18872 MacArthur Boulevard
            Irvine, California 92612-1400
General Electric Capital Corporation (3) ...............     1,832,093       10.2%
            260 Long Ridge Road
            Stamford, Connecticut 06927
MediaOne Interactive Services, Inc. (4) ................     1,059,576        5.8%
            9000 E. Nichols Avenue
            Englewood, Colorado 80112
Aureus Private Equity AG (5) ...........................     1,021,618        5.6%
            Zugerstrasse 76b
            CH-6340 Baar
            Switzerland
National Union Fire Insurance Company of Pittsburgh, PA        837,157        4.7%
            200 Liberty Street
            New York, New York 10281

EXECUTIVE OFFICERS AND DIRECTORS:

Jeffrey H. Coats (3) ...................................     1,832,093       10.2%
Peter Titz (5) .........................................     1,550,406        8.5%
Richard A. Post (4) ....................................     1,059,576        5.8%
Robert S. Grimes (6) ...................................       811,693        4.5%
Mark W. Lorimer (7) ....................................       493,603        2.7%
Michael J. Fuchs (8) ...................................       146,320         *
Ann M. Delligatta (9) ..................................       129,838         *
Michael J. Lowell (10) .................................       117,707         *
Anne Benvenuto (11) ....................................        18,203         *
Mark N. Kaplan (12) ....................................        10,125         *
Kenneth J. Orton (13) ..................................        10,125         *
Hoshi Printer ..........................................         1,000         *
Ariel Amir .............................................         1,000         *
ALL OFFICERS AND DIRECTORS AS A GROUP (14 PERSONS) (14):     9,239,971       47.0%

----------
 *       Less than 1%.

(1) Includes 46,110 shares held by trusts established for family members of Mr. Ellis as to which Mr. Ellis' spouse maintains sole voting power. Also includes 593,175 shares as to which Mr. Ellis granted voting power to Autobytel.com under a voting proxy dated January 11, 1999. See "Certain Relationships and Related Transactions."

(2) 2,569,445 shares are held in the John C. Bedrosian and Judith D. Bedrosian Revocable Trust in which Mr. Bedrosian maintains shared voting powers. 1,000,000 shares are held by the Bedrosian Investment Group, Ltd., of which Mr. Bedrosian and his spouse are general partners.

(3) Mr. Jeffrey Coats is a managing director of GE Equity Capital Group, Inc., an affiliate of General Electric Capital Corporation, and is a director of Autobytel.com. Includes 1,825,828 shares held by General Electric Capital Corporation (GE). Also includes 6,265 shares issuable upon exercise of options exercisable within 60 days of May 15, 1999 which were granted to Mr. Coats, and subsequently assigned to GE. Mr. Coats disclaims beneficial ownership of such 6,265 shares.

(4) Mr. Richard Post is a director of MediaOne Interactive Services, Inc. and a director of Autobytel.com. Includes 757,576 shares held by MediaOne Interactive Services, Inc. and 300,000 shares issuable upon exercise of warrants. MediaOne Interactive Services, Inc. is an indirect wholly owned subsidiary of MediaOne Group, Inc. As a result, MediaOne Group, Inc., may be deemed to indirectly, beneficially own the shares reported as being directly beneficially owned by MediaOne Interactive Services, Inc. MediaOne Group, Inc., disclaims such beneficial ownership.

(5) Mr. Peter Titz is a director of Aureus Private Equity AG, a manager of Invision AG, and a director of Autobytel.com. Includes 731,818 shares, and 289,800 shares issuable upon exercise of warrants, held by Aureus Private Equity AG. Also includes 378,788 shares, and 150,000 shares issuable upon exercise of warrants, held by Invision AG.

(6) Includes an aggregate of 5,554 shares held in irrevocable trusts as to which Mr. Grimes' spouse maintains sole voting power. Includes 256,138 shares issuable upon exercise of options exercisable within 60 days of May 15 1999.

(7) Represents 493,603 shares issuable upon exercise of options exercisable within 60 days of May 15, 1999. 80,000 of the 493,603 shares are contingent upon the achievement of stock price goals during the ten days prior to July 1, 1999.

(8) Includes 6,266 shares issuable upon exercise of options exercisable within 60 days of May 15, 1999 and 140,054 shares held by Mr. Fuchs.

(9) Includes 128,698 shares issuable upon exercise of options exercisable within 60 days of May 15, 1999. 30,000 of the 128,698 shares are contingent upon the achievement of stock price goals during the ten days prior to July 1, 1999.

(10) Includes 116,707 shares issuable upon exercise of options exercisable within 60 days of May 15, 1999.

(11) Represents 18,203 shares issuable upon exercise of options exercisable within 60 days of May 15, 1999.

(12) Represents 10,125 shares issuable upon exercise of options exercisable within 60 days of May 15, 1999.

(13) Represents 10,125 shares issuable upon exercise of options exercisable within 60 days of May 15, 1999.

(14) Includes 1,044,130 shares issuable upon exercise of options and 739,800 shares issuable upon exercise of warrants exercisable within 60 days of May 15, 1999. Mr. Ellis resigned as Chief Executive Officer of Autobytel.com in June 1998. If Mr. Ellis' shares are not included in the number of shares beneficially owned by all directors and executive officers as a group, the number of shares owned by the directors and executive officers would be 6,181,689 shares or 31.4% of the shares of common stock outstanding.

EXECUTIVE COMPENSATION

            Summary of Cash and Certain Other Compensation. The following table provides certain summary information concerning compensation paid or accrued by Autobytel.com to or on behalf of Autobytel.com's Chief Executive Officer, the four most highly compensated executive officers of Autobytel.com and a former executive officer of Autobytel.com who received an annual salary and bonus in excess of $100,000 for the year ended December 31, 1998:

                           SUMMARY COMPENSATION TABLE

                                                                                                   Long-term
                                                                                                  Compensation
                                                                                                     Awards
                                                                                                  ------------
                                 Fiscal Year      Annual Compensation            Other             Securities
   Name and Principal               Ended       ------------------------         Annual            Underlying
        Position                 December 31     Salary          Bonus        Compensation         Options(#)
   ------------------            -----------    --------        --------      ------------         ----------
Peter R. Ellis .............        1998        $219,000        $     --        $522,000                 --
 Former Chief Executive             1997         275,000         100,000          15,000                 --
 Officer and President              1996         123,000         321,000          11,000(1)              --

Mark W. Lorimer ............        1998         316,000         150,000           9,000            750,000(2)
 Chief Executive Officer            1997         200,000         100,000          70,000            100,000
 President                          1996           8,000              --              --            333,333

Robert S. Grimes ...........        1998         220,000          75,000              --            125,000
 Executive Vice President           1997         180,000              --              --            116,667
                                    1996          90,000              --              --            116,667

Ann M. Delligatta ..........        1998         177,000         100,000              --            316,667(4)
 Executive Vice President           1997          88,000              --              --             83,334
 and Chief Operating Officer

Michael J. Lowell ..........        1998         190,000              --              --             16,667
 Senior Vice President,             1997         139,000          50,000              --             50,000
 Development                        1996          15,000              --              --            111,111

Anne Benvenuto .............        1998         150,000              --              --             16,667
 Senior Vice President,             1997          13,000           5,000          15,000(3)          33,333
 Marketing

----------
(1) Represents a one-time payment of $500,000, $14,000 for car allowance and $8,000 for legal expenses. See "Certain Transactions."

(2) The right to obtain 500,000 shares of such securities are contingent on the performance of our market trading price after the closing of our initial public offering.

(3)     Relocation expense reimbursement.

(4) The right to obtain 200,000 shares of such securities are contingent on the performance of our market trading price after the closing of our initial public offering.

            Stock Options. The following table sets forth the five most highly compensated officers and certain information concerning stock options granted to them during 1998. Autobytel.com has never issued stock appreciation rights. Options were granted at an exercise price equal to the fair market value of a share of common stock at the date of grant. In determining the fair market value of a share of the common stock, the board of directors considered various factors, including recent arms' length transactions, Autobytel.com's financial condition and business prospects, operating results, the absence of a market for the common stock and the risks normally associated with investments in companies engaged in similar businesses. The term of each option granted is generally ten years from the date of grant. Options may terminate before their expiration dates if the optionee's status as an employee or a consultant is terminated or upon the optionee's death or disability. Autobytel.com has not included disclosure on Mr. Ellis as he resigned as Autobytel.com's Chief Executive Officer in June 1998 and did not receive any option grants in 1998.

                                                 Individual Grants
                           ---------------------------------------------------------    Potential Realizable Value
                             Number of       Percent of                                   of Assumed Annual Rates
                            Securities      Total Options                               of Stock Price Appreciation
                            Underlying       Granted to      Exercise                        for Option Term(3)
                              Options         Employees        Price      Expiration    ---------------------------
Name                       Granted(#)(1)      in 1998(2)     ($/Share)       Date          5%($)           10%($)
----                       -------------    -------------    ---------    ----------    -----------     -----------
Mark W. Lorimer .........    200,000            12.3%         $13.20       12/17/08     $ 1,660,282     $ 4,207,480
                             500,000            30.7%          13.20       12/17/08       4,150,705      10,518,700
                              50,000             3.1%          13.20       06/21/08         415,070       1,051,870

Robert S. Grimes ........    125,000             7.7%          13.20       12/17/08       1,037,676       2,629,675

Ann M. Delligatta .......    100,000             6.1%          13.20       12/17/08         830,141       2,103,740
                             200,000            12.3%          13.20       12/17/08       1,660,282       4,207,480
                              16,667             1.0%          13.20       06/21/08         138,360         350,630

Anne Benvenuto ..........     16,667             1.0%          13.20       06/21/08         138,360         350,630

Michael J. Lowell .......     16,667             1.0%          13.20       06/21/08         138,360         350,630

-----------
(1) Represents options granted under the Amended and Restated 1996 Stock Incentive Plan and the 1998 Stock Option Plan.

(2) Based on an aggregate 1,630,340 shares of common stock subject to options granted to employees during fiscal 1998.

(3) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent Autobytel.com's estimate or projection of its future common stock prices.

AGGREGATED OPTION EXERCISES IN 1998 AND YEAR-END OPTION VALUES

        The following table sets forth for each of the five most highly compensated officers certain information concerning options exercised during fiscal 1998 and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 1998. The values for "in-the-money" options are calculated by determining the difference between the fair market value of the securities underlying the options as of December 31, 1998 ($13.20 per share as determined by the board of directors) and the exercise price of the officer's options. In determining the fair market value of a share of the common stock, the board of directors considered various factors, including recent arms' length transactions, Autobytel.com's financial condition and business prospects, its operating results, the absence of a market for the common stock and the risks normally associated with investments in companies engaged in similar businesses. Autobytel.com has never issued stock appreciation rights. We have not included disclosure on Mr. Ellis as he resigned as Autobytel.com's Chief Executive Officer in June 1998 and holds no options.

                                                                     Number of Securities
                            Number of                                     Underlying                  Value of Unexercised
                             Shares                                 Unexercised Options at          In-The-Money Options at
                            Acquired                                   December 31, 1998              December 31, 1998($)
                               on               Value           -------------------------------   ----------------------------
        Name               Exercise(#)       Realized ($)       Exercisable       Unexercisable   Exercisable    Unexercisable
--------------------       -----------       ------------       -----------       -------------   -----------    -------------
Mark W. Lorimer.........       --              $   --             209,999            973,334      $1,609,491       $1,290,506
Michael J. Lowell.......       --                  --             104,861             72,917         725,006          241,660
Robert S. Grimes........       --                  --             245,834            162,500       2,060,004               --
Ann M. Delligatta.......       --                  --              29,165            370,836              --               --
Anne Benvenuto..........       --                  --               8,333             41,667              --               --

EMPLOYMENT AGREEMENTS

        On July 1, 1998, Autobytel.com entered into a three year employment agreement with Mr. Mark W. Lorimer, Autobytel.com's President and Chief Executive Officer. Under this agreement, Mr. Lorimer is entitled to a base salary of $325,000 and a bonus as determined by the board of directors from time to time. Mr. Lorimer is also entitled to 200,000 options which vest over two years, 500,000 performance options which vest over seven years, unless accelerated upon the earlier accomplishment of stock price goals. In addition, Mr. Lorimer may participate in any medical, dental, welfare plans, insurance coverages and any death benefit and disability benefit plans afforded to executive employees of Autobytel.com.

        If Mr. Lorimer's employment is terminated without cause or if Mr. Lorimer terminates his employment with good reason, Mr. Lorimer is entitled to a lump sum payment equal to the highest annual base salary in effect for the term of the agreement multiplied by the greater of (1) the remaining balance of the three year term or longer if there is a change of control or (2) two years. In the event of a change of control of Autobytel.com prior to January 1, 2000, and while Mr. Lorimer remains employed by Autobytel.com, the term of the agreement shall automatically extend for a period of three years from the date of the change of control.

        In addition to the above, in the event Lorimer's employment is terminated during the six month period prior to (or the first thirty-six months following) a change of control by Mr. Lorimer for good reason or by Autobytel.com other than for cause, disability or death, Mr. Lorimer is entitled to a lump sum payment equal to twice the highest bonus paid to Mr. Lorimer in the last three fiscal years plus the amount of the cost of all benefits for the greater of the remaining balance of the term or two years.

        In the event of a change of control while Mr. Lorimer is employed by Autobytel.com or if Mr. Lorimer's employment is terminated by Autobytel.com without cause or by Mr. Lorimer for good reason during the six month period prior to a change of control, unvested time based options shall become vested and exercisable and unvested performance-based options shall become vested and exercisable to the extent performance targets are met. In the event of the death or disability of Mr. Lorimer during the term of his employment agreement, Autobytel.com shall provide Mr. Lorimer or his successors, heirs or designees, with continued payment of Mr. Lorimer's then current base salary and all benefits for a period of two years. If Mr. Lorimer's severance benefits are parachute payments under the Internal Revenue Code, Autobytel.com has agreed to make additional payments to him to compensate for his additional tax obligations.

        On December 17, 1998, Autobytel.com entered into a three year employment agreement with Ms. Ann Marie Delligatta, Autobytel.com's Executive Vice President and Chief Operating Officer. Under this agreement, Ms. Delligatta is entitled to a base salary of $225,000, and a bonus in such amounts and based on such criteria as may be established by the board of directors from time to time. Ms. Delligatta is also entitled to 100,000 options which vest fully by December 17, 2000 and 200,000 performance options which vest over seven years unless accelerated upon the earlier accomplishment of stock price goals. In addition, Ms. Delligatta may participate in any medical, dental, welfare plans, insurance coverages and any death benefit and disability benefit plans afforded to executive employees of Autobytel.com. If Ms. Delligatta's employment is terminated without cause or if Ms. Delligatta terminates her employment for good reason, Ms. Delligatta is entitled to a lump sum payment equal to the base salary that would have been received by Ms. Delligatta if she had remained employed by Autobytel.com for the remaining balance of the three year term. Ms. Delligatta's employment with Autobytel.com shall terminate automatically in the event of death or upon 30 days' written notice of termination by Autobytel.com in the event of a disability.

        On March 4, 1999, Autobytel.com entered into an employment and severance agreement with Mr. Michael J. Lowell, Autobytel.com's Senior Vice President, Development. Under this agreement, Mr. Lowell is entitled to a base salary of $140,000 per year and to all ordinary and customary perquisites such as any medical, dental, welfare plans, insurance coverages and any death benefit and disability benefit plans afforded to executive employees of Autobytel.com. If Mr. Lowell's employment is terminated without cause, he is entitled to a lump sum severance payment in varying amounts depending on the date of termination. The maximum severance payment is $232,501, payable if the effective date of termination occurs during March 1999, and the minimum severance payment is $90,000, payable if the effective date of termination occurs after January 2000.

        Under a letter agreement dated December 18, 1998, Hoshi Printer, Autobytel.com's Senior Vice President and Chief Financial Officer, is entitled to a base salary of $150,000, a $50,000 bonus that was paid in connection with the consummation of Autobytel.com's initial public offering, 150,000 options which vest fully by January 2003 and employee benefits such as health and insurance.

        Under a letter agreement dated March 7, 1999, Ariel Amir, Autobytel.com's Vice President, General Counsel and Secretary, is entitled to a base salary of $175,000, 125,000 options which vest fully by March 2003 and employee benefits, including health insurance. If Mr. Amir's employment is terminated without cause during the first year of employment, Mr. Amir is entitled to one year's base salary payable monthly. If Mr. Amir's employment is terminated without cause thereafter, he is entitled to six month's base salary payable monthly.

NON-EMPLOYEE DIRECTOR COMPENSATION

        Our non-employee directors do not currently receive any cash compensation for service on Autobytel.com's board of directors or any committee thereof, but directors will be reimbursed for expenses incurred in connection with attendance at board and committee meetings.

        Autobytel.com's 1999 Stock Option Plan provides for an automatic grant of a first option to purchase 20,000 shares of common stock to each non-employee director on the date on which the person first becomes a non-employee director; provided, that if any person serving as a non-employee director before January 14, 1999 received options for less than 20,000 shares on the date such person became a member of the board of directors, such person will be granted an option to purchase a number of shares equal to the difference between 20,000 shares and the shares actually granted. After the first option is granted to the nonemployee director, he or she will automatically be granted a subsequent option to purchase 5,000 shares on November 1 of each subsequent year provided he or she is then a non-employee director and, provided further, that on such date he or she has served on the board of directors for at least six months. First options and each subsequent option will have a term of ten years. The shares related to the first option and each subsequent option vest in their entirety and becomes exercisable on the first anniversary of the grant date, provided that the option holder continues to serve as a director on such dates. The exercise price of shares subject to the first option and each subsequent option shall be 100% of the fair market value per share of common stock on the date of the grant of the option.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No interlocking relationship exists between the board of directors or compensation committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. The compensation committee of the board of directors currently consists of Mr. Fuchs, Mr. Coats and Mr. Orton.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the board of directors administers Autobytel.com's executive compensation program. The current members of the compensation committee are Mr. Fuchs, Mr. Coats and Mr. Orton. Each of these persons is a non-employee director within the meaning of Section 16 of the Securities Act, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code.

General Compensation Philosophy

        The role of the compensation committee is to set the salaries and other compensation of the executive officers and certain other key employees of Autobytel.com, and to make grants under, and to administer, the stock option and other employee purchase and bonus plans. Autobytel.com's compensation philosophy for executive officers is to relate compensation to corporate performance and increases in stockholder value, while providing a total compensation package that is competitive and enables Autobytel.com to attract, motivate, reward and retain key executives and employees. Accordingly, each executive officer's compensation package may, in one or more years, be comprised of the following three elements:

        o base salary that is designed primarily to be competitive with base salary levels in effect at high technology companies in California that are of comparable size to Autobytel.com and with which Autobytel.com competes for executive personnel;

        o annual variable performance awards, such as bonuses, payable in cash and tied to the achievement of performance goals, financial or otherwise, established by the compensation committee; and

        o long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and Autobytel.com's stockholders.

Executive Compensation

        Base Salary. Salaries for executive officers for 1998 were generally determined on an individual basis by evaluating each executive's scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies.

        Annual Incentive Awards. Autobytel.com had no formal management incentive plan in 1998. To the extent that bonuses were paid to officers in 1998, the Compensation Committee considered several factors including:

        o       the position held by the executive to whom the bonus was paid;

        o total compensation paid by comparable companies to similarly situated executives;

        o       the performance of the executive;

        o the development of Autobytel.com as measured by our growth in revenues, purchase requests and accredited dealers; and

        o       the perceived increase in the value of our business.

        Long-Term Incentive Awards. The compensation committee believes that equity-based compensation in the form of stock options links the interests of executive officers with the long-term interests of Autobytel.com's stockholders and encourages executive officers to remain in Autobytel.com's employ. Stock options generally have value for executive officers only if the price of Autobytel.com's shares of common stock increases above the fair market value of a share of common stock on the grant date and the officer remains in Autobytel.com's employ for the period required for the shares granted to such person to vest.

        In 1998, Autobytel.com granted stock options in accordance with the 1998 Stock Option Plan. During 1998, stock options were granted to certain executive officers as incentives for them to become employees or to aid in the retention of executive officers and to align their interests with those of the stockholders. Stock options typically have been granted to executive officers when the executive first joins Autobytel.com. At the discretion of the compensation committee, executive officers may also be granted stock options to provide greater incentives to continue their employment with Autobytel.com and to strive to increase the value of Autobytel.com's common stock. The number of shares subject to each stock option granted is within the discretion of the compensation committee and is based on anticipated future contribution and ability to impact Autobytel.com's results, past performance or consistency within the officer's peer group. In 1998, the compensation committee considered these factors. The stock options generally become exercisable over a four-year period and are granted at a price that is equal to the fair market value of Autobytel.com's common stock on the date of grant.

Chief Executive Officer Compensation

        Mr. Lorimer's base salary, target bonus, bonus paid and long-term incentive awards for 1998 were determined by the compensation committee in a manner consistent with the factors described above for all executive officers.

Internal Revenue Code Section 162(m) Limitation

        The compensation committee has considered the potential impact of
Section 162(m) of the Internal Revenue Code on the compensation paid to Autobytel.com's executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers, unless compensation is performance-based. In general, it is the compensation committee's policy to qualify, to the maximum extent possible, its executives' compensation for deductibility under applicable tax laws.

                                        Compensation Committee

                                        Jeffrey H. Coats
                                        Michael J. Fuchs
                                        Kenneth J. Orton

STOCK PRICE PERFORMANCE GRAPH

            We have not included a stock price performance graph in this document since there was no public market for Autobytel.com's common stock during 1998.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires Autobytel.com's executive officers, directors and 10% stockholders to file reports regarding initial ownership and changes in ownership with the Securities and Exchange Commission and the Nasdaq Stock Market. Executive officers, directors and 10% stockholders are required by Securities and Exchange Commission regulations to furnish Autobytel.com with copies of all Section 16(a) forms they file. Since we were not a reporting company under the Exchange Act in 1998, no forms were required to be filed pursuant to Section 16 or the rules promulgated thereunder by any of the foregoing persons.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans

        From time to time, Autobytel.com has advanced funds to Peter R. Ellis, the former Chairman of the board of directors and Chief Executive Officer of Autobytel.com. As of December 31, 1998, Mr. Ellis was indebted to Autobytel.com in the amount of $250,000 plus accrued interest at the rate of 8% per year compounded quarterly. The principal amount of the loan is due and payable on or before March 1, 2003. Autobytel.com received a pledge of 100,657 of Mr. Ellis' shares of common stock to secure this loan.

Advisory Agreement

        Autobytel.com and Mr. Ellis, our former Chief Executive Officer and Chairman of the board of directors, are parties to a two year advisory agreement dated as of August 20, 1998. Under the advisory agreement, Mr. Ellis received $500,000 on the date of execution of the agreement. Commencing on the thirteenth month anniversary of this agreement, Mr. Ellis is entitled to receive $5,000 per month. Mr. Ellis is entitled to participate in all employee health plans and received a car allowance of $1,000 per month until April 30, 1999. The advisory agreement may be terminated by Autobytel.com for cause or upon 30 days prior written notice without cause. In the event the advisory agreement is terminated without cause by Autobytel.com or due to his death or disability, Mr. Ellis will still be entitled to receive his base salary and health benefits through the remainder of the term of this agreement. Mr. Ellis has the right to terminate the advisory agreement on 90 days prior written notice to Autobytel.com. A majority of disinterested directors approved the advisory agreement and the loans made to Mr. Ellis from time to time.

Voting Proxy

        On January 11, 1999, in consideration of Autobytel.com waiving its right of first refusal permitting the sale of $1.4 million of common stock (at $11.88 per share) by Mr. Ellis to "accredited investors" as such term is defined under Rule 501 of the Securities Act, Mr. Ellis transferred to Autobytel.com the voting power of 593,175 shares of common stock owned by Mr. Ellis for a period that is the earlier of three years from such date or until such time as Mr. Ellis sells the shares to a person not affiliated with Mr. Ellis. The Chief Executive Officer and the Chief Operating Officer of Autobytel.com have the right to vote all of the proxy shares as they deem appropriate or desirable.

Marketing Agreement

        Auto-By-Tel Acceptance Corporation (a subsidiary of Autobytel.com), member companies of the American International Group, and Autobytel.com entered into a marketing agreement dated July 22, 1996. Under this agreement, Autobytel.com, through Auto-By-Tel Acceptance Corporation, authorizes and provides the American International Group access to its Internet server, for the publication, display, and exhibition of the American International Group's member companies' direct response automobile insurance sales materials. In return, Auto-By-Tel Acceptance Corporation is paid compensation based on a percentage calculated on the basis of the amount of premiums collected from Autobytel.com's consumers. Such compensation amounted to $64,733 for the year ended December 31, 1998.

        Under a marketing and application processing agreement dated February 1, 1997, among GE Capital, Auto-By-Tel Acceptance Corporation and Autobytel.com, Auto-By-Tel Acceptance Corporation and Autobytel.com agreed to refer customers seeking vehicle financing with favorable credit ratings to GE Capital. In return, GE Capital agreed to pay Auto-By-Tel Acceptance Corporation a marketing fee of $100.00 for each financing consummated by GE Capital under this agreement. GE Capital is an affiliate of General Electric Capital Corporation, which beneficially owns 1,831,903 shares of common stock. As of December 31, 1998, Auto-By-Tel Acceptance Corporation had referred customers to GE Capital to whom GE Capital extended financing in an aggregate amount of approximately $307,000 and received approximately $1,200 in marketing fees since the inception of this relationship.

Issuance of Warrants

        On November 10, 1998, Autobytel.com issued to Invision AG a warrant to purchase an aggregate of 150,000 shares of common stock at an exercise price of $13.20 per share. This warrant is currently exercisable and expires on November 10, 2001.

        On December 16, 1998 and December 23, 1998, Autobytel.com issued to Aureus Private Equity AG warrants to purchase 169,800 and 120,000 shares, respectively, of common stock at an exercise price of $13.20 per share. These warrants are currently exercisable and expire on December 16, 2001 and December 23, 2001, respectively. In January 1999, Peter Titz, a manager of Invision AG and a director of Aureus Private Equity AG, was appointed to Autobytel.com's board of directors.

        On December 21, 1998, Autobytel.com issued to MediaOne Interactive Services, Inc. a warrant to purchase an aggregate of 300,000 shares of common stock at an exercise price of $13.20 per share. This warrant is currently exercisable and expires on December 21, 2001. In February 1999, Richard Post, a director of MediaOne Interactive Services, Inc., was appointed to Autobytel.com's board of directors.


                          RATIFICATION AND APPROVAL OF
                 AUTOBYTEL.COM'S INDEPENDENT PUBLIC ACCOUNTANTS
                                  (PROPOSAL 2)

        The board of directors has selected Arthur Andersen LLP to audit the financial statements of Autobytel.com for the year ended December 31,1999. Arthur Andersen LLP has audited Autobytel.com's financial statements since 1995.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO RATIFY AND APPROVE THE SELECTION OF ARTHUR ANDERSEN LLP AS AUTOBYTEL.COM'S INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL 1999.

        It is expected that a representative of Arthur Andersen LLP will be present at the Annual Meeting to respond to any questions and to make a statement on behalf of his or her firm, if such representative so desires.

                          RATIFICATION AND APPROVAL OF
                  AN INCREASE IN AUTOBYTEL.COM'S CAPITALIZATION
                                  (PROPOSAL 3)

General

        Autobytel.com's Certificate of Incorporation currently authorizes the issuance of 50,000,000 shares of common stock and 11,445,187 shares of Preferred Stock. On April 27, 1999, the board of directors adopted a resolution proposing that the Certificate of Incorporation be amended to increase the authorized number of shares of common stock to 200,000,000 shares, subject to stockholder approval of the amendment. No change is being proposed to the authorized number of shares of Preferred Stock.

Current Use of Shares

        As of June 1, 1999, Autobytel.com had approximately 17,874,502 shares of common stock outstanding. As of such date, after taking into account the shares reserved for issuance upon the exercise of Autobytel.com's stock option and warrants, approximately 26,149,970 shares of common stock remain available for future issuance for other purposes.

Proposed Amendment to Amended and Restated Certificate of Incorporation

        The board of directors has adopted resolutions setting forth the proposed amendment to the second and last sentences of Article 4, Section A of Autobytel.com's Amended and Restated Certificate of Incorporation (the "Amendment"), the advisability of the Amendment, and a call for submission of the Amendment for approval by Autobytel.com's stockholders at the Annual Meeting. The following is the text of Article 4, Section A of the Amended and Restated Certificate of Incorporation of Autobytel.com as proposed to be amended:

        "A. Classes of Stock. This Corporation is authorized to issue two classes of stock, to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that this Corporation is authorized to issue is two hundred eleven million four hundred forty-five thousand one hundred eighty-seven (211,445,187). The number of shares of Preferred Stock authorized to be issued is eleven million four hundred forty-five thousand one hundred eighty-seven (11,445,187), par value $0.001 per share. The number of shares of Common Stock authorized to be issued is two hundred million (200,000,000), par value $0.001 per share."

Purpose and Effect of the Proposed Amendment

        The board of directors believes that it is in Autobytel.com's best interest to increase the number of shares of common stock that Autobytel.com is authorized to issue in order to give Autobytel.com additional flexibility to issue shares of common stock for proper corporate purposes which may be identified in the future, such as to raise equity capital, to make acquisitions through the use of stock, to establish strategic relationships with other companies, to effect future stock splits and stock dividends and to adopt additional employee benefit plans or reserve additional shares for issuance under such plans. The board of directors has no immediate plans, understandings, agreements or commitments to issue additional shares of common stock for any purpose.

        The board of directors believes that the proposed increase in the authorized number of shares of common stock will make available sufficient shares for use should Autobytel.com decide to use its shares for one or more of the previously mentioned purposes or otherwise. No additional action or authorization by Autobytel.com's stockholders would be necessary prior to the issuance of such additional shares, unless required by applicable law or the rules of any stock exchange or national securities association trading system on which the common stock is then listed or quoted. Autobytel.com reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the board of directors.

        Under Autobytel.com's Amended and Restated Certificate of Incorporation, Autobytel.com's stockholders do not have preemptive rights with respect to common stock. Thus, if the board of directors elects to issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase such shares. In addition, if the board of directors elects to issue additional shares of common stock, such issuance could have a dilutive effect on earnings per share, voting power and share holdings of current stockholders.

        The proposed amendment to increase the authorized number of shares of common stock could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. For example, in the event of a hostile attempt to take over control of Autobytel.com, it may be possible for Autobytel.com to endeavor to impede the attempt by issuing shares of the common stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of Autobytel.com. The Amendment therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempt, the proposed Amendment may limit the opportunity for Autobytel.com's stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed amendment may have the effect of permitting Autobytel.com's current management, including the current board of directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of Autobytel.com's business. However, the board of directors is not aware of any attempt to take control of Autobytel.com and the board of directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

Vote Required

        The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, assuming a quorum is present, is necessary for approval of the Amendment. Therefore, abstentions and broker non-votes (which may occur if a beneficial owner of stock where shares are held in a brokerage or bank account fails to provide the broker or the bank voting instructions as to such shares) effectively count as votes against the Amendment.

             THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
            VOTE FOR THE PROPOSAL TO RATIFY AND APPROVE THE AMENDMENT
                          TRANSACTION OF OTHER BUSINESS

        As of the date of this Proxy Statement, the board of directors is not aware of any matters other than those set forth herein and in the Notice of Annual Meeting of Stockholders that will come before the meeting. Should any other matters arise requiring the vote of stockholders, it is intended that proxies will be voted in respect thereto in accordance with the best judgment of the person or persons voting the proxies.

                          FUTURE STOCKHOLDER PROPOSALS

            Autobytel.com must receive at its principal office before January 7, 2000, any proposal which a stockholder wishes to submit to the 2000 Annual Meeting of Stockholders, if the proposal is to be considered by the board of directors for inclusion in the proxy materials for that annual meeting.

                ------------------------------------------------


            Please return your proxy as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy exactly as your name appears on your stock certificate and return it in the enclosed prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

            If requested, we will furnish you the exhibit index to our registration statement on Form S-1, relating to our initial public offering, and will furnish any exhibit upon payment of a reasonable copy fee.

                                       By Order of the Board of Directors


                                       Mark W. Lorimer
                                       President and Chief Executive Officer

June 11, 1999

                               AUTOBYTEL.COM INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 22, 1999
    Mark W. Lorimer, Hoshi Printer and Ariel Amir and each of them, with full power of substitution, are hereby authorized to represent and to vote as directed on this proxy the shares of common stock of autobytel.com inc. held of record by the undersigned on June 1, 1999 at the Annual Meeting of Stockholders to be held on July 22, 1999, and at any adjournments or postponements, as if the undersigned were present and voting at the meeting.

    The shares represented by this proxy will be voted as directed by the stockholder. Where no direction is given when the duly executed proxy is returned, such shares will be voted FOR each of the proposals set forth on this proxy.

    Whether or not you expect to attend the meeting, you are urged to execute and return this proxy, which may be revoked at any time prior to its use.

    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

1.  ELECTION OF NOMINEES:

      MARK W. LORIMER, RICHARD A. POST AND PETER TITZ AS CLASS I DIRECTORS OF
                                   AUTOBYTEL.COM

    [ ] FOR all nominees                [ ] WITHHOLD AUTHORITY to vote for all
                                      nominees

   (Instruction: To withhold authority to vote for any nominee, write his name in the space provided.)

2. RATIFICATION AND APPROVAL OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL 1999
     [ ] FOR                [ ] AGAINST               [ ] ABSTAIN

3. RATIFICATION AND APPROVAL OF INCREASE IN AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 SHARES TO 200,000,000 SHARES

     [ ] FOR                [ ] AGAINST               [ ] ABSTAIN

                                                      Dated: , 1999

                                                             (Signature)

                                                             (Signature)

                                                      NOTE: Signatures should
                                                      agree with the names
                                                      stenciled hereon. When
                                                      signing as executor,
                                                      administrator, trustee,
                                                      guardian or attorney,
                                                      please give the title as
                                                      such. For joint accounts
                                                      or co-fiduciaries, all
                                                      joint owners or
                                                      co-managers should sign.